First Amendment to Amended and Restated Revolving Credit Agreement

This First Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of August 4, 2006, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), the Banks party hereto, and Harris N.A. as Agent for the Banks (the “Agent”).

Preliminary Statements

A.The Borrower, the Banks, JPMorgan Chase Bank as Co-Agent, and the Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of July 20, 2005 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.The Borrower has requested that the Banks agree to reduce the Eurodollar Margin, extend the Termination Date to September 30, 2008 and increase the basket for Indebtedness for Borrowed Money, and make certain other amendments to the Credit Agreement, and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.   The defined term “Eurodollar Margin” set forth in Section 2.1(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Eurodollar Margin” means 1.85% per annum.

1.2.   The definition of “Termination Date” set forth in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Termination Date” means September 30, 2008, or such later date to which the Commitments are extended pursuant to Section 3.4 hereof, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

1.3.   Section 8.9(e) of the Credit Agreement (Permitted Indebtedness) shall be amended and restated in its entirety to read as follows:

(e)other unsecured Indebtedness for Borrowed Money to any Person (other than to the Borrower or another Restricted Subsidiary) in an aggregate amount for the Borrower and all Restricted Subsidiaries not exceeding $10,000,000 at any time outstanding.

1.4.   Subsection (b) of Section 8.20 of the Credit Agreement (Reports and Rights to Inspection) shall be amended by striking the phrase “within 90 days after the close of each fiscal year of the Borrower” set forth in the first sentence thereof and inserting in its place the phrase:

“within 120 days after the close of each fiscal year of the Borrower”

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.   The Borrower and the Required Banks shall have executed and delivered this Amendment.

2.2.   The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Agent their consent to this Amendment in the form set forth below.

2.3.   Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 3.	Representations.

In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof, after giving effect to the amendments set forth in Section 1 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.

4.1.   Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.   The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement as amended hereby entitled to all of the benefits and privileges set forth therein.

4.3.   The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.

4.4.   This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[Signature Page to Follow]

This First Amendment to Amended and Restated Revolving Credit Agreement is entered into as of the date and year first above written.

World Acceptance Corporation

By:
Name: A. Alexander McLean, III
Title: Chief Executive Officer

Accepted and agreed to.

Harris N.A.

By:
Name _____________________________________
Title _____________________________________

JPMorgan Chase Bank, N.A.

By:
Name _____________________________________
Title _____________________________________

LaSalle Bank National Association

By:
Name _____________________________________
Title _____________________________________

Capital One, N.A. f/k/a Hibernia National Bank

By:
Name _____________________________________
Title _____________________________________

Wells Fargo Financial Preferred Capital, Inc.

By:
Name _____________________________________
Title _____________________________________

Carolina First Bank

By:
Name _____________________________________
Title _____________________________________

Acknowledgement and Consent

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Agent and the Banks the Subsidiary Guaranty and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the First Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment. Each of the undersigned acknowledges that the Agent and the Banks are relying on the foregoing in entering into the Amendment.

Dated as of August 4, 2006.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
WFC Services, Inc., a South Carolina corporation
World Finance Corporation of Colorado

By
A. Alexander McLean, III Its Chief Executive Officer

WFC Limited Partnership

By:	WFC of South Carolina, Inc., as sole general partner

By:
A. Alexander McLean, III
Its Chief Executive Officer

World Finance Corporation of Texas

By:
Charles F. Gardner, Jr.
Its President